Exhibit (i)

250 West 55th Street New York, NY 10019-9710 +1 212 836 8000 main +1 212 836 8689 fax

August 26, 2016

Board of Trustees of IndexIQ ETF Trust

800 Westchester Avenue, S-710

Rye Brook, NY 10573

Re:	IndexIQ ETF Trust (Registration Nos. 333-152915 and 811-22227) with respect to IQ Hedge Multi-Strategy Tracker ETF, IQ Hedge Macro Tracker ETF, IQ Hedge Market Neutral Tracker ETF, IQ Hedge Long/Short Tracker ETF, IQ Hedge Event-Driven Tracker ETF, IQ Real Return ETF, IQ Merger Arbitrage ETF, IQ Global Resources ETF, IQ Australia Small Cap ETF, IQ Canada Small Cap ETF, IQ Global Agribusiness Small Cap ETF, IQ Global Oil Small Cap ETF, IQ Mexico Small Cap ETF, IQ Asian Tigers ETF, IQ Asian Tigers Consumer ETF, IQ Asian Tigers Small Cap ETF, IQ Asia Pacific ex-Japan Small Cap ETF, IQ Australia Mid Cap ETF, IQ Canada Mid Cap ETF, IQ Global Precious Metals Small Cap ETF, IQ U.S. Real Estate Small Cap ETF, IQ Fastest Growing Companies ETF, IQ Innovation Leaders ETF, IQ Leaders GTAA Tracker ETF, IQ Leaders Bond Allocation Tracker ETF, IQ Enhanced Core Bond U.S. ETF, IQ Enhanced Core Plus Bond U.S. ETF, IQ 50 Percent Hedged FTSE International ETF, IQ 50 Percent Hedged FTSE Europe ETF, IQ 50 Percent Hedged FTSE Germany ETF, IQ 50 Percent Hedged FTSE Japan ETF and IQ 50 Percent Hedged FTSE Emerging Markets ETF (each a “Fund” and collectively, the “Funds”)

Ladies and Gentlemen:

We have acted as counsel for IndexIQ ETF Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s filing on August 26, 2016 with the Securities and Exchange Commission (the “Commission”) of its Post-Effective Amendments No. 78 under the Securities Act of 1933 (the “1933 Act”) (File No. 333-152915) and its Amendment No. 80 under the Investment Company Act of 1940 (File No. 811-22227), respectively, to its Registration Statement on Form N-1A (as amended, the “Registration Statement”) relating to the issuance and sale by the Trust of an unlimited number of authorized shares of the Funds (the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed

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relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust's Declaration of Trust, as amended to date, (c) the Trust's By-laws, as amended to date, (d) resolutions of the Board of Trustees of the Trust related to the Shares and the Fund; and (e) such other instruments, documents, statements and records of the Trust and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon the foregoing, we are of the opinion that the Shares proposed to be offered and sold pursuant to the Registration Statement, when Post-Effective Amendment No. 78 and Amendment No. 80 becomes effective pursuant to the rules and regulations of the Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization and issuance of the Shares, and we do not express any opinion concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the Registration Statement under the caption “General Information” in the prospectus that is a part thereof and under the caption “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information that is a part thereof and in any revised or amended versions thereof. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ KAYE SCHOLER LLP

KMH/gx

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